SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                            Kos Pharmaceuticals, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                                 MIAMI, FL 33131
                                 (305) 577-3464

                                                                  March 10, 2000


     To Our Shareholders:

     On behalf of the Board of Directors of Kos Pharmaceuticals, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Hotel Intercontinental Miami, 100 Chopin Plaza, Miami, Florida on Tuesday, April 11, 2000, at 10:00 A.M., local time. A Notice of the Annual Meeting, form of proxy, and a Proxy Statement containing information about the matters to be acted on at the Annual Meeting are enclosed.

     We urge you to attend the Annual Meeting. It is an excellent opportunity for the Company's management to discuss the Company's progress with you in person.

     It is important that your shares be represented at the Annual Meeting, whether in person or by proxy. To facilitate your participation in the Annual Meeting, regardless of whether you plan to attend in person, please complete, sign, date, and promptly return the enclosed proxy. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in the Proxy Statement.

     We look forward to seeing you on April 11.

                                                  Yours truly,


                                                  /s/ Daniel M. Bell

                                                  Daniel M. Bell
                                                  President and
                                                  Chief Executive Officer

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                              MIAMI, FLORIDA 33131

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON TUESDAY, APRIL 11, 2000

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Kos Pharmaceuticals, Inc. (the "Company") will be held at the Hotel Intercontinental Miami, 100 Chopin Plaza, Miami, Florida on Tuesday, April 11, 2000, at 10:00 A.M., for the following purposes:

         1. To elect eight directors of the Company to serve until the 2001 Annual Meeting of Shareholders;

         2. To consider and vote on a proposal to amend the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan to increase from 4,000,000 to 7,000,000 the number of shares of the Company's Common Stock that may be issued thereunder;

         3. To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000; and

         4. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on March 1, 2000, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. ALL SHAREHOLDERS ALSO ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                                       BY ORDER OF THE BOARD OF DIRECTORS,


                                       /s/ DANIEL M. BELL

                                       DANIEL M. BELL
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

Miami, Florida
March 10, 2000

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                              MIAMI, FLORIDA 33131

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 11, 2000

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                     TIME, DATE, AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kos Pharmaceuticals, Inc. (the "Company") of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 A.M. on Tuesday, April 11, 2000, at the Hotel Intercontinental Miami, 100 Chopin Plaza, Miami, Florida, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is March 10, 2000. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 1001 Brickell Bay Drive, 25th Floor, Miami, Florida 33131, and its telephone number is (305) 577-3464.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and act upon the following matters:

     1. To elect eight directors of the Company to serve until the 2001 Annual Meeting of Shareholders;

     2.       To consider and vote on a proposal to amend the Kos
              Pharmaceuticals, Inc. 1996 Stock Option Plan to increase from 4,000,000 to 7,000,000 the number of shares of the Company's Common Stock that may be issued thereunder;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000; and

     4. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) FOR the election of the respective nominees for director named below, (b) TO AMEND the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan to increase from 4,000,000 to 7,000,000 the number of shares of the Company's Common Stock that may be issued thereunder, and (c) IN FAVOR OF the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 1, 2000, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 18,251,529 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the proposals to amend the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan to increase from 4,000,000 to 7,000,000 the number of shares of the Company's Common Stock that may be issued thereunder, to ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000, and any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Meeting before adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Meeting, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting, either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of February 25, 2000, by: (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) the Company's Named Executive Officers (as defined below); and (iii) all directors and executive officers of the Company as a group. The calculation of the percentage of outstanding shares is based on 18,162,217 shares outstanding on February 25, 2000. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                                                              AMOUNT OF BENEFICIAL OWNERSHIP
                                                                                      OF COMMON STOCK
                                                                         ----------------------------------------
                                                                            TOTAL SHARES               PERCENTAGE
NAME OF BENEFICIAL OWNER                                                 BENEFICIALLY OWNED           OUTSTANDING
------------------------                                                 ------------------           -----------
Michael Jaharis(1)................................................           15,804,882                     64.0%
Daniel M. Bell(2).................................................              672,555                      3.6%
Robert E. Baldini(3)..............................................              161,540                        *
David J. Bova(4)..................................................              223,006                      1.2%
Frederick A. Sexton(5)............................................               59,824                        *
John Brademas, Ph.D.(6)...........................................               33,000                        *
Steven Jaharis, M.D.(7)...........................................               73,001                        *
Louis C. Lasagna, M.D.(6).........................................               33,000                        *
Mark Novitch, M.D.(8).............................................               35,000                        *
Frederick B. Whittemore(6)........................................               33,000                        *
All Executive Officers and Directors
 as a group (10 persons)(9).......................................           17,128,808                     67.2%
5% SHAREHOLDERS:
Capital Group International, Inc. and
Capital Guardian Trust Company(10)................................            1,761,400                      9.7%
11100 Santa Monica Blvd.
Los Angeles, CA 90025

---------------------------
 *       Less than 1 percent
(1) Includes 717,501 shares that Mr. Jaharis owns jointly with his wife, 7,610,000 shares held by Kos Holdings, Inc., and 960,069 shares held by Kos Investments, Inc. Mr. Jaharis is the controlling shareholder of both Kos Holdings, Inc. and Kos Investments, Inc. It also includes 6,517,312 shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 1999 ($32,000,000), under the Company's September 1, 1999, credit facility with Mr. Jaharis.
(2) Includes 343,750 shares of Common Stock that may be purchased by Mr. Bell pursuant to options that are currently exercisable. Does not include any shares of Common Stock owned by Kos Holdings, Inc. or Kos Investments, Inc., in which Mr. Bell has an indirect ownership of less than ten percent interest through Kos Investments, Inc.
(3) Includes 156,250 shares of Common Stock that may be purchased by Mr. Baldini pursuant to options that are currently exercisable.
(4) Includes 101,250 shares of Common Stock that may be purchased by Mr. Bova pursuant to options that are currently exercisable.
(5) Includes 58,750 shares of Common Stock that may be purchased by Mr. Sexton pursuant to options that are currently exercisable. Also includes 172 shares of Common Stock owned by Mr. Sexton's wife, with respect to which Mr. Sexton disclaims beneficial ownership.
(6) Consists of shares of Common Stock that may be purchased pursuant to options that are currently exercisable.
(7) Includes 28,000 shares of Common Stock that may be purchased by Dr. Jaharis pursuant to options that are currently exercisable. Does not include any shares of Common Stock owned by Kos Holdings, Inc. or Kos Investments, Inc. in which Dr. Jaharis has an indirect ownership interest through Kos Investments, Inc. of less than ten percent.
(8) Includes 33,000 shares of Common Stock that may be purchased by Dr. Novitch pursuant to options that are currently exercisable.
(9) Includes 820,000 shares of Common Stock issuable upon exercise of options that are currently exercisable, and 6,517,312 shares which may be issued upon the conversion into Common Stock of borrowings outstanding as of December 31, 1999 ($32,000,000), under the Company's September 1, 1999, credit facility with Mr. Jaharis.
(10) As reported in the most recent Schedule 13G filed by Capital Group International, Inc. and Capital Guardian Trust Company ("Capital Group"). As noted in its most recently filed Schedule 13G, Capital Group does not have sole voting power over the Company's Common Stock that may be beneficially owned by Capital Group, and Capital Group has disclaimed beneficial ownership of all such shares.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors are to be elected to hold office until the 2001 Annual Meeting of Shareholders and until their successors have been elected and qualified. The eight nominees for election as directors are Michael Jaharis, Daniel M. Bell, Robert E. Baldini, John Brademas, Steven Jaharis, Louis C. Lasagna, Mark Novitch, and Frederick B. Whittemore. Each nominee is currently a member of the Board of Directors. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S 2001 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

1999 DIRECTORS                      AGE              POSITION WITH THE COMPANY
--------------                      ---              -------------------------
Michael Jaharis                      71              Chairman of the Board
Daniel M. Bell                       57              President and Chief Executive Officer
Robert E. Baldini                    69              Vice Chairman of the Board and Chief Sales and
                                                          Marketing Officer
John Brademas, Ph.D.                 73              Director(1)
Steven Jaharis, M.D.                 40              Director(1)(2)
Louis C. Lasagna, M.D.               77              Director(1)
Mark Novitch, M.D.                   67              Director(2)
Frederick B. Whittemore              69              Director(1)(2)

--------------------
(1) Member of Audit Committee
(2) Member of Compensation and Stock Option Committee

     MICHAEL JAHARIS, a founder of the Company, funded the operations of the Company since its inception and until the Company's Initial Public Offering of its Common Stock ("IPO") and has served since its inception as Chairman of the Board. In this position, Mr. Jaharis has been actively involved in the development of the Company's business strategy and in critical implementation decisions. From 1972 until its acquisition by Schering-Plough Corporation ("Schering-Plough") in 1986, Mr. Jaharis served as the President and Chief Executive Officer of Key Pharmaceuticals, Inc. ("Key Pharmaceuticals"). Mr. Jaharis also serves as Chairman of Kos Investments, Inc. and Kos Holdings, Inc., as Trustee of Tufts University, and as Chairman of the Board of Overseers of Tufts University School of Medicine.

     DANIEL M. BELL, a founder of the Company, has served as a Director and as the President and Chief Executive Officer of the Company since its inception. Mr. Bell also serves as a director of Kos Investments, Inc. and Kos Holdings, Inc. and as a director of two private companies in which Kos Investments, Inc. or Michael Jaharis is the largest shareholder. From 1983 to 1986, Mr. Bell was employed by Key Pharmaceuticals and was serving as its Executive Vice President and Chief Operating Officer at the time of its acquisition by Schering-Plough in June 1986.

     ROBERT E. BALDINI has served as Vice Chairman of the Board since July 1996, as a senior marketing consultant to the Company since April 1996, and as the Company's Chief Sales and Marketing Officer since February 1998. In these positions, Mr. Baldini serves as an executive officer of the Company. In addition to performing services for the Company, Mr. Baldini serves as a consultant to, and director of, private and public pharmaceutical and medical device companies. Mr. Baldini is a director of Ascent Pediatrics, Inc. Mr. Baldini served Key Pharmaceuticals from 1982 to 1986 as Senior Vice President of Sales and Marketing. Following its acquisition by Schering-Plough, he continued with the Key Pharmaceuticals Division of Schering-Plough until 1995, last serving as its President.

     JOHN BRADEMAS, PH.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Brademas has been President Emeritus of New York University since 1992. Prior to 1992, he was President of New York University for eleven years and was the U.S. Representative in Congress for Indiana's Third District for twenty-two years. Dr. Brademas serves as a director of Oxford University Press-USA and Loews Corporation. He is a former Chairman of the Federal Reserve Bank of New York and a former director of the New York Stock Exchange.

     STEVEN JAHARIS, M.D. has served as a Director of the Company since its inception. Dr. Jaharis has been a practicing physician since 1990 and currently serves as a family practitioner at Evanston Northwestern Healthcare. Dr. Jaharis serves on the Board of Overseers of Tufts University School of Medicine. Dr. Jaharis is the son of Michael Jaharis.

     LOUIS C. LASAGNA, M.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Lasagna has served as the Dean of the Sackler School of Graduate Biomedical Sciences at Tufts University since 1984. Dr. Lasagna serves on the scientific advisory board of Data Edge, Inc., Advance Biofactures Corp., P&J Brands, Inc., and serves as a consultant to Whitehall Laboratories, a subsidiary of American Home Products Corporation, and to Servier Amerique Company.

     MARK NOVITCH, M.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Novitch served as Professor of Health Care Sciences at George Washington University from 1994 to 1997 and presently serves as Adjunct Professor. Dr. Novitch was with The Upjohn Company from 1985 to 1993, last serving as its Vice Chairman. From 1971 to 1985, Dr. Novitch was with the FDA, serving as Deputy Commissioner from 1981 to 1985. Dr. Novitch serves as a director of Alteon, Inc., Guidant Corporation, Neurogen Corporation, and Calypte Biomedical, Inc.

     FREDERICK B. WHITTEMORE has served as a Director of the Company since the completion of the Company's IPO. Mr. Whittemore has been with Morgan Stanley Dean Witter since 1958 and presently serves as Advisory Director. Mr. Whittemore also serves as a director of Chesapeake Energy Corporation, PartnerRe Holdings, Ltd., Maxcor Financial Group, Inc., Sunlife of New York, and Southern Pacific Petroleum N.L.

OTHER 1999 EXECUTIVE OFFICERS(*)

NAME                                AGE              POSITION WITH THE COMPANY
----                                ---              -------------------------
David J. Bova                        54              Senior Vice President, Research and Development
Frederick A. Sexton                  40              Vice President, Technical Operations

-------------
(*) Duncan H. Cocroft formerly served as an executive officer of the Company. He resigned from all officer positions effective July 30, 1999.

     DAVID J. BOVA, a founder of the Company, has directed the Company's product development efforts since inception and now serves as Senior Vice President, Research and Development. Prior to the founding of Kos, Mr. Bova was at Key Pharmaceuticals from 1981 until its acquisition by Schering-Plough; he continued with Schering-Plough until the founding of Kos in 1988. At Key Pharmaceuticals, he last served as Director of Product Development. Prior to 1981, Mr. Bova was employed by the USV pharmaceutical operation of Revlon Healthcare.

     FREDERICK A. SEXTON joined the Company in January 1996 and serves as Vice President, Technical Operations. Prior to joining the Company, Mr. Sexton was employed by Boehringer Ingelheim Pharmaceuticals from 1984 through 1995 in various production and quality assurance positions involving solid-dose and aerosol products. Prior to 1984, Mr. Sexton was employed by Ayerst Laboratories in research and production positions.

                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     During the year ending December 31, 1999, the Board of Directors held four meetings. During such year, all directors attended at least 75 percent of the meetings of the Company's Board of Directors and committees of which they were a member. In addition to attending meetings, directors discharge their responsibilities through review of Company reports to directors and correspondence and telephone conferences with the Company's executive officers, key employees, and others regarding matters of interest to the Company.

AUDIT COMMITTEE

    The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent certified public accountants, the scope of other services provided by the Company's independent certified public accountants, proposed changes in the Company's financial accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including selection and retention of the Company's independent certified public accountants. During the year ending December 31, 1999, the Audit Committee held one regularly scheduled meeting. Dr. Brademas, Dr. Jaharis, Dr. Lasagna, and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Audit Committee.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee is responsible for administering the Company's executive compensation, including base salaries, bonuses and awards of stock options. During the year ending December 31, 1999, the Compensation and Stock Option Committee held one meeting. Dr. Jaharis, Dr. Novitch and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Compensation and Stock Option Committee.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company is entitled to receive a fee of $2,000 for attendance at each meeting of the Board of Directors. In addition, each non-employee director is entitled to receive $1,000 for attendance at each meeting of a committee of the Board of Directors. All directors are reimbursed for travel expenses incurred in connection with the performance of their duties as directors.

     Each outside director of the Company is granted an option to purchase 15,000 shares of Common Stock upon election to the Board, receives options to purchase 15,000 shares effective on each director's anniversary date and 5,000 shares effective on the date of the Company's Annual Shareholders' Meeting.

     Michael Jaharis has elected not to receive fees or stock options in connection with his serving as Chairman of the Board. Although Mr. Jaharis has been actively involved in the development of the Company's business strategy and in critical implementation decisions, he has never been paid compensation by the Company for acting in such capacity. The Company, however, leases an automobile for Mr. Jaharis' use.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     On July 1, 1998, the Company entered into a $30 million credit facility (the "Credit Facility") with Michael Jaharis. Borrowings under the Credit Facility, which totaled $30 million at December 31, 1999, bear interest at the prime rate (8.5% as of December 31, 1999). On December 21, 1999, Mr. Jaharis agreed to extend the maturity date of the Credit Facility from December 31, 2000 to December 31, 2002. The Company incurred $2,181,000 and $68,000 of interest expense under the Credit Facility for the years ended December 31, 1999 and 1998, respectively.

     On September 1, 1999, the Company formally agreed to the terms of an additional $50 million funding arrangement initially committed to by Mr. Jaharis on October 7, 1998 (the "Supplemental Credit Facility"). Borrowings under the Supplemental Credit Facility totaled $32 million as of December 31, 1999, bear interest at the prime rate, are convertible (at $4.91 per share) into shares of the Company's Common Stock, and will be due December 31, 2003. The Company incurred $1,025,000 of interest expense under the Supplemental Credit Facility for the year ended December 31, 1999.

     On December 21, 1999, Mr. Jaharis agreed to extend another $50 million loan to the Company (the "Standby Facility"). Borrowings made under the Standby Facility will be due June 30, 2005 and are subject to most of the terms and conditions of borrowings made under the Supplemental Credit Facility. Borrowings made under the Standby Facility are not, however, convertible into shares of the Company's Common Stock. In lieu of a conversion feature, the Company has granted to Mr. Jaharis warrants to purchase 6,000,000 shares of the Company's Common Stock at $5.00 per share, which approximates the market value of the Company's Common Stock on the effective date of the Standby

Facility. The warrants contain a non-detachable feature and are exercisable at any time until June 30, 2006. The Company had no borrowings outstanding under the Standby Facility as of December 31, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Plan and subsequent actions by the Board of Directors provide that each non-employee director was in 1999 granted an option to purchase 15,000 shares of Common Stock on the anniversary date of such director's initial election to the Company's Board of Directors and was granted an option to purchase 3,000 shares of Common Stock on the date of such director's reelection to the Company's Board of Directors. Each of Messrs. Brademas, Lasagna, Novitch and Whittemore received such grants on March 12, 1999 and April 15, 1999, respectively. Steven Jaharis received such grants on July 1, 1999 and April 15, 1999, respectively. In addition, Messrs. Bell, Baldini, Bova, Sexton, and Juan F. Rodriguez, each an officer of the Company, received an annual stock option grant in 1999 in connection with their employment by the Company. Messrs. Bell and Baldini received 25,000 options on February 18, 1999, and Messrs. Bova, Sexton, and Rodriguez received 5,000 options on that same date. The Company has historically assumed primary responsibility for advising its directors and officers as to their obligations under Section 16(a) of the Exchange Act. Section 16(a) requires that a Form 4 or Form 5 be filed reporting such grants. Such filings should have occurred not later than February 14, 2000. While preparing Forms 5 and related materials in February 2000, Company representatives inadvertently failed to note that a filing had not been made with respect to the foregoing grants. In the course of completing this Proxy Statement, Company representatives noticed this oversight and appropriate Forms 5 were subsequently filed.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned for the fiscal years ended December 31, 1999, 1998 and 1997, by the Company's Chief Executive Officer and the four other highest paid executive officers of the Company during 1999 (collectively the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                    -------------------------------------
                                     ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                             -------------------------------------  --------------------------  ---------
                                                        OTHER       RESTRICTED   SECURITIES
                                                        ANNUAL        STOCK      UNDERLYING       LTIP      ALL OTHER
NAME AND                     SALARY      BONUS       COMPENSATION   AWARD(S)    OPTIONS/SARS    PAYOUTS   COMPENSATION
PRINCIPAL POSITION   YEAR      ($)        ($)            ($)           ($)          (#)           ($)        ($)(1)
------------------ -------  -------- -------------  -------------  ---------- ---------------  --------- --------------
Daniel M. Bell       1999    350,000    150,000(2)        -             -          75,000(2)       -          21,276(3)
President and CEO    1998    345,800    150,000(4)        -             -          25,000(4)       -          20,487(3)
                     1997    287,500    300,000(5)        -             -          75,000(5)       -          16,405(3)

Robert E. Baldini    1999    200,000     75,000(2)     100,000(6)       -         100,000(2)       -            -
Vice-Chairman of     1998    217,000       -            66,000(6)       -          25,000(4)       -            -
  Board of Directors 1997     61,000       -            25,000(6)       -            -             -            -

David J. Bova        1999    249,200       -           336,000(7)       -          25,000(2)       -           3,228
Senior V. P.,        1998    238,300     10,000(4)     130,400(7)       -          25,000(8)       -           1,264
  Research and       1997    213,750     21,100(5)      28,900(7)       -          10,000(5)       -           1,077
  Development

Duncan H. Cocroft    1999    139,000(9)    -              -             -            -             -           3,334
Senior V.P. and      1998    200,000     75,000(10)       -             -          25,000(8)       -           1,388
Chief                1997     67,000                      -             -         100,000(11)      -          36,917(12)
  Administrative
  Officer

Frederick A. Sexton  1999    213,800     40,000(2)        -             -          25,000(2)       -           1,457
Vice President,      1998    197,500     40,000(4)        -             -          25,000(8)       -             433
   Technical  Ops.   1997    170,000     65,000(5)        -             -          25,000(5)       -              81

----------------
(1)  Consists of life insurance premiums, unless otherwise stated.
(2)  Awarded by the Company's Board of Directors on February 7, 2000.
(3) Consists of life insurance premiums and automobile lease expenses of $11,100, $12,140 and $11,100 for 1999, 1998 and 1997, respectively, for Mr.
     Bell.
(4)  Awarded by the Company's Board of Directors on February 18, 1999.
(5)  Awarded by the Company's Board of Directors on February 19, 1998.
(6)  Represents consulting fees paid to Mr. Baldini.
(7) Consists of a royalty, based on net sales of the Company's NIASPAN/registered trademark/ product, payable to Mr. Bova under his 1992 employment agreement.
(8) Includes 5,000 options awarded by the Company's Board of Directors on February 18, 1999.
(9) Mr. Cocroft formerly served as an executive officer of the Company. He resigned from all officer positions effective July 30, 1999.
(10) Includes $15,000 awarded by the Company's Board of Directors on February 18, 1999.
(11) Includes 20,000 options awarded by the Company's Board of Directors on February 19, 1998.
(12) Consists of life insurance premiums and relocation expenses paid by the Company for Mr. Cocroft of $36,900.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth options to the Named Executive Officers granted during the year ended December 31, 1999:

                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                 INDIVIDUAL GRANTS                                           ANNUAL RATE OF
                             -----------------------------------------------------------                 STOCK PRICE APPRECIATION
                              NUMBER OF SECURITIES      % OF TOTAL OPTIONS    EXERCISE OR                   FOR OPTION TERM(1)
                               UNDERLYING OPTIONS      GRANTED TO EMPLOYEES    BASE PRICE   EXPIRATION   ------------------------
NAME                           GRANTED (#)(1)              IN FISCAL YEAR      ($/SHARE)       DATE        0%($)  5%($)   10%($)
----                         ---------------------     --------------------   -----------   ----------    ------ ------- --------
Daniel M. Bell............           25,000                   4%                 $5.75       2/17/09        -    $90,404 $229,100
Robert E. Baldini.........           25,000                   4%                  5.75       2/17/09        -     90,404  229,100
David J. Bova.............            5,000                   1%                  5.75       2/17/09        -     18,081   45,820
Duncan H. Cocroft(2)......            5,000                   1%                  5.75       2/17/09        -     18,081   45,820
Frederick A. Sexton.......            5,000                   1%                  5.75       2/17/09        -     18,081   45,820

----------------
(1) Stock option grants vest at 25% per year on each anniversary of the date of grant.
(2) Mr. Cocroft formerly served as an executive officer of the Company. He resigned from all officer positions effective July 30, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Named Executive Officers at December 31, 1999:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                        SHARES                           OPTIONS AT             IN-THE-MONEY OPTIONS
                                      ACQUIRED ON     VALUE           FISCAL YEAR-END        AT FISCAL YEAR-END ($)(1)
                                       EXERCISE      REALIZED    --------------------------- ---------------------------
NAME                                      (#)          ($)       EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  ------------ ------------- ----------- --------------- ------------- -------------
Daniel M. Bell.....................         -             -        318,750        81,250      $1,507,500   $     -
Robert E. Baldini..................         -             -        150,000        75,000            -            -
David J. Bova......................       35,000        122,500     97,500        27,500         441,575        8,475
Duncan H. Cocroft(2)...............         -             -             -           -               -             -
Frederick A. Sexton................         -             -         41,250        48,750           2,825        8,475

--------------
(1) The option value is based on the difference between the fair market value of the shares on December 31, 1999, which was $5.63 per share, and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.
(2) Mr. Cocroft formerly served as an executive officer of the Company. He resigned from all officer positions effective July 30, 1999.

TEN-YEAR OPTION REPRICINGS

     There were no option repricings for Named Executive Officers during the year ended December 31, 1999.

401(K) PLAN

     The Company's Internal Revenue Code Section 401(k) Plan, known as the Kos Savings Plan, became effective on January 1, 1994. Each employee who has completed at least 90 days of service with the Company and has attained age 21 is eligible to make pre-tax elective deferral contributions each year not exceeding the lesser of a specified statutory amount or 15% of the employee's compensation for the year. Beginning on January 1, 1999, the Company began matching employee contributions to the Kos Savings Plan. The Company's matching contribution to the Kos Savings Plan is made in the form of previously unissued Common Stock. The Company matches employee contributions up to 50% of an employee's 401(k) contribution, and not to exceed 3% of such employee's compensation or $5,000 per employee for any given year. An employee is always 100% vested in the employee's elective deferral contributions to the Kos Savings Plan and is vested up to 100% in the Company matching contribution portion of such plan at 25% per year of employment.

EMPLOYEE STOCK PURCHASE PLAN

     On February 15, 1999, the Company implemented the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, an eligible employee may purchase Common Stock at a 15% discount by contributing to the Stock Purchase Plan, through payroll deductions, up to 10% of such employee's annual compensation. Each employee's total contributions are limited to $25,000 per year. Employee payroll deductions are accumulated for six-month periods at the end of which shares of the Company's Common Stock are purchased under the Stock Purchase Plan. All employees of the Company with at least 90 days of continuous service at the beginning of each six-month offering period are eligible to participate in that offering period. The Company has reserved 1,000,000 shares of Common Stock for future purchase by employees under the Stock Purchase Plan.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Daniel M. Bell dated as of July 1, 1996. Under the agreement, Mr. Bell serves as President and Chief Executive Officer of the Company for a term expiring on June 30, 2002, unless earlier terminated for cause, upon the death or disability of Mr. Bell, or, at the election of Mr. Bell, upon a change in control of the Company. In the event that Mr. Bell is terminated without cause or upon a change in control of the Company, Mr. Bell is entitled to receive as severance compensation his base salary, bonus compensation, and annual stock options until the later to occur of the date thirty-six months after such termination and June 30, 2002. The agreement provides that Mr. Bell's base annual compensation, currently at $350,000, is subject to an annual increase in an amount to be determined by the Board of Directors. Under the agreement, Mr. Bell also receives an annual bonus and an annual stock option grant in amounts to be determined by the Board of Directors based upon Mr. Bell's and the Company's performance. The agreement also provides that the Company will provide Mr. Bell with the use of an automobile. Mr. Bell is prohibited from competing with the Company during the term of the agreement and for two years after termination thereof.

     David J. Bova entered into an employment agreement with the Company in 1992. The employment agreement expired on December 31, 1997. Pursuant to the employment agreement, however, the Company has continuing obligations to Mr. Bova. The agreement provides that Mr. Bova receive royalties in an amount equal to one percent of the net sales of the Company's NIASPAN/registered trademark/ product and its combination NICOSTATIN/trademark/ product through December 31, 2003, up to a cap of $4,000,000. The agreement provides that, under certain circumstances, the royalty amount may be reduced to 0.5% of net sales. The agreement also provides that under certain circumstances, the Company's obligation to pay royalties may cease upon Mr. Bova's termination with the Company. The Company recorded $336,000 of royalty expense for the year ended December 31, 1999, under this agreement with Mr. Bova. This agreement prohibits Mr. Bova from competing with the Company for a period of two years after the end of the term of the agreement. Mr. Bova continues to be employed by the Company, although not pursuant to an employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All decisions regarding compensation of the Company's executive officers are subject to the authority of the Compensation and Stock Option Committee. Dr. Jaharis, Dr. Novitch, and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Compensation and Stock Option Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee is responsible for determining compensation levels, including bonuses, for the officers of the Company other than executive officers, awarding stock options to such officers, and for recommending to the Board of Directors the cash and equity compensation of the Company's executive officers.

     In determining the compensation of the Company's executive officers, the Compensation and Stock Option Committee takes into account all factors that it considers relevant, including business conditions in general and the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive's interests are aligned with the interests of the shareholders of the Company. The Compensation and Stock Option Committee believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to shareholders in the success of the Company. The compensation program for executive officers consists of grants of stock options, in addition to base salaries and bonuses.

     The Company has entered into an employment agreement dated as of July 1, 1996, with Mr. Bell, the Company's President and Chief Executive Officer. As President and Chief Executive Officer, Mr. Bell's bonus and stock option compensation is directly related to corporate performance. The factors that the Compensation and Stock Option Committee considered in determining Mr. Bell's base and bonus compensation and annual stock option award for the 1999 fiscal year were as follows. Mr. Bell is a co-founder of the Company and has been primarily responsible, since its inception, for managing the Company in its effort to develop and successfully commercialize the Company's first product, NIASPAN. The Compensation and Stock Option Committee believes that the Company, in large part due to Mr. Bell's efforts, had achieved several solid accomplishments in 1999. The Company nearly tripled sales of the Company's NIASPAN product, made significant progress in the development of the

Company's NICOSTATIN product, completed a co-promotion arrangement with Knoll Pharmaceutical Company, achieved a lower-than-budgeted loss for the year, obtained an HDL indication for NIASPAN, achieved widespread formulary acceptance for NIASPAN, and had several other accomplishments.

       Frederick B. Whittemore, Chairman
       Steven Jaharis, M.D.
       Mark Novitch, M.D.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock during the years ended December 31, 1999, 1998 and 1997 (from March 7, 1997), with the cumulative total shareholder return of companies comprising the Nasdaq Stock Market (U.S.) Index and the total shareholder return of a peer group of companies comprising the Nasdaq Pharmaceutical Index, which includes pharmaceutical companies traded on the Nasdaq Stock Market. The Company will provide shareholders, upon request, with a list of the companies included in the Nasdaq Pharmaceutical Index. The graph assumes an initial investment of $100 and reinvestment of all dividends.

                               [GRAPHIC OMITTED]





                 COMPARISON OF 34-MONTH CUMULATIVE TOTAL RETURNS
--------------------------------------------------------------------------------
                                                             YEAR ENDED
                                                             DECEMBER 31,
                                        BASE        ----------------------------
COMPANY/INDEX                           DATE*        1997      1998     1999
------------------------               ---------    ------    ------   ------
Kos Pharmaceuticals, Inc.               $100         $103       $39      $38
Nasdaq Stock Market (U.S.) Index         100          121       170      308
Nasdaq Pharmaceutical Index              100           95       121      225
---------------
* Reflects $100 invested on March 7, 1997, in Kos stock and $100 invested on February 28, 1997, in each index, including reinvestment of dividends.

                                   PROPOSAL 2:

  APPROVAL OF AMENDMENT TO THE KOS PHARMACEUTICALS, INC. 1996 STOCK OPTION PLAN

     On February 7, 2000, the Board of Directors adopted, subject to shareholder approval, an amendment to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan (the "Plan") to increase from 4,000,000 to 7,000,000 the number of shares of the Company's Common Stock that may be issued thereunder. As of December 31, 1999, options to purchase 3,708,800 shares of Common Stock had been granted under the Plan, of which 3,077,840 shares of Common Stock were outstanding as of that date. The closing trade price for the Company's Common Stock on December 31, 1999, was $5.63.

     The purpose of the Plan is to promote the interests of the Company and its shareholders, to promote the Company's success by providing an additional incentive to employees to continue in the service of the Company, and to give employees an interest similar to shareholders in the success of the Company. The Company has exhausted the number of shares of Common Stock that were originally reserved for issuance under the Plan.

     GENERAL. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor is it a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan was adopted in June 1996. In addition to the Plan, the Company has written agreements with each of the Plan participants describing the terms of the grants.

     PURPOSE. The purpose of the Plan is to provide incentives in the form of grants of stock options to employees and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. The Company expects that the Plan will also assist the Company and its subsidiaries in attracting and retaining key persons. Furthermore, the Plan will provide the Company flexibility and the means to reward directors and other non-employees who render valuable contributions to the Company.

     ADMINISTRATION OF THE PLAN. The Plan is administered by a stock option committee (the "Committee") appointed by the Company's Board of Directors (the "Board") and is comprised of not fewer than two members who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. The Committee has the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous written consent of the Committee. Neither the Board nor the Committee, however, shall have any discretion with respect to Options granted to Outside Directors pursuant to the Plan.

     SECURITIES SUBJECT TO THE PLAN. The Board of Directors of the Company recommends that the number of shares of Common Stock available for issuance be increased to 7,000,000 shares.

Currently, an aggregate of 4,000,000 shares of Common Stock have been reserved for issuance under the Plan, subject to adjustment to give effect to future changes in the number of outstanding shares of Common Stock of the Company by virtue of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar change. Shares issued pursuant to exercises of options granted under the Plan shall be issued from the Company's authorized but unissued Common Stock or from issued shares that have been reacquired by the Company.

     ELIGIBILITY. Each person who performs or has in the past performed services for the Company or a subsidiary of the Company, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company is eligible to participate in the Plan.

     DISCRETIONARY STOCK OPTION GRANTS. Participants in the Plan are eligible to receive grants of stock options, as determined by the Committee, or the Board of Directors, in its sole and absolute discretion. Awards of stock options pursuant to the Plan may be in the form of incentive stock options or nonqualified stock options. An incentive stock option is an option that qualifies as an "incentive stock option" under Section 422 of the Code. A nonqualified stock option is an option that does not qualify as an incentive stock option. Only participants who are employees of the Company are eligible to receive grants of incentive stock options. Stock options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee deems appropriate at the time of grant. Summarized below are certain provisions of the Plan relating to the discretionary grant of stock options.

              EXERCISE PRICE. Except with respect to option grants to Major Shareholders (as defined below), the exercise price of each share of the Company's Common Stock subject to an incentive stock option shall equal the exercise price designated by the Committee on the date the option is granted, but shall not be less than the fair market value of the Common Stock on the date the option is granted. In general, "fair market value" with respect to a particular date is defined as the average of the high and low sale prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on that date. If trading in the Common Stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the Common Stock was traded or a price was quoted shall determine the fair market value. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board of Directors of the Company shall determine the fair market value of the Common Stock as of that date, using such factors as the Board of Directors considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. An incentive stock option granted to an individual who, on the date of grant, owns stock equal to more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a "Major Shareholder"), shall be granted at an exercise price of 110% of the fair market value of the Company's Common Stock on the date of grant.

              Unless otherwise provided by the Committee, with the approval of a majority of the Board, in establishing the terms of the option at grant, the exercise price with respect to each share of the Common Stock subject to a nonqualified stock option will not be less than the fair market value of the share on the date of grant.

              TIME OF EXERCISE. An option shall be exercisable only to the extent it is vested. Unless otherwise provided for by the Committee in establishing the terms of the option at grant, each option granted under the Plan shall become vested according to the following schedule based on the anniversary of the date of grant:

                   ANNIVERSARY OF DATE OF GRANT               PERCENT VESTED
                   ----------------------------               --------------
                   Prior to 1st anniversary                         0%
                   1st                                             25%
                   2nd                                             50%
                   3rd                                             75%
                   4th                                            100%

              The Committee, in its sole and absolute discretion, may accelerate the vesting of any option at any time.

              EXPIRATION OF OPTIONS. In general, each incentive stock option shall expire on the earliest of (i) ten years from the date of its grant, or such earlier date as may be set by the Committee in establishing the terms of the option, (ii) in the case of a Major Shareholder, five years from the date of grant, or such earlier date as may be set by the Committee in establishing the terms of the option,
         (iii) one year after the date of the option holder's death, or (iv) in the event of termination of employment for any reason other than death or retirement at age 65, 30 days following the last day that the option holder is employed by the Company.

              In general, each nonqualified stock option shall expire on the sooner of (i) ten years from the date of its grant, or such earlier or later date as may be set by the Committee in establishing the terms of the option, (ii) one year after the date of the option holder's death,
         (iii) in the case of total and permanent disability of an option holder resulting in termination of employment with the Company, one year after the option holder's last day of employment, (iv) in the event of normal retirement from the Company, 90 days after the last day of the option holder's employment, or (v) in the event of termination of employment for any reason other than death, disability or normal retirement, immediately following the last day that the option holder is employed by the Company.

              In the event of a change of a control of the Company (as defined in the Plan), the Company's Board of Directors may vote to immediately terminate or accelerate the exercisability of the options. If the options are terminated, the Company shall pay the option holders a cash payment equal to the difference between the exercise price and the fair market value of the shares that would have been subject to the terminated option.

             TRANSFERABILITY. No option granted under the Plan is assignable or transferable by a participant other than by will or by the laws of descent and distribution.

     STOCK OPTION GRANTS TO OUTSIDE DIRECTORS.

             INITIAL GRANTS. Any Outside Director elected by the shareholders of the Company subsequent to the effective date of the Plan shall be automatically granted an option to purchase five thousand (5,000) shares of Common Stock on the date of such Outside Director's election to the Board. Any Outside Director appointed by the Board subsequent to the effective date of the Plan shall be automatically granted an option to purchase five thousand (5,000) shares of Common Stock on the date such Outside Director's appointment to the Board becomes effective. In addition, the Company's Board of Directors has approved the grant to each Outside Director of an option to purchase an additional ten thousand (10,000) shares of Common Stock on such date.

              ANNUAL GRANTS. Under the terms of the Plan, each Outside Director shall automatically be granted, effective each anniversary of his appointment to the Board, an option to purchase three thousand (3,000) shares of Common Stock. The Board of Directors has approved the grant to each Outside Director of an option to purchase an additional two thousand (2,000) shares of Common Stock on such date.

              EXERCISE PRICE. The exercise price of each share subject to an option granted to an Outside Director shall be the fair market value of the Common Stock on the date the option is granted.

              EXERCISE OF OPTIONS. Each option granted to an Outside Director shall become exercisable on the first anniversary of the date of grant and may be exercised by the Outside Director for a period of ten (10) years from the date of grant; provided, however, that in the event of the death of an Outside Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Option shall pass by the Outside Director's will or the laws of descent and distribution, and (ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

     RESTRICTIONS ON RESALE. Any person who is not an "affiliate" of the Company generally may reoffer or resell shares of Common Stock received upon exercise of an option without restriction under the Securities Act of 1933 (the "Securities Act"). In contrast, any person receiving shares of Common Stock upon exercise of an option who is an "affiliate" of the Company generally may reoffer or resell such shares only pursuant to (i) a registration statement filed under the Securities Act (the Company having no obligation to file such a registration statement), (ii) an appropriate exemption from the registration requirements of the Securities Act, or (iii) Rule 144 under the Securities Act.

     DURATION OF PLAN. Awards may be granted under the Plan only during the ten years immediately following the effective date of the Plan. Accordingly, options may not be granted under the Plan after June 20, 2006.

     AMENDMENT AND TERMINATION. The Board of Directors may alter, amend, or terminate the Plan from time to time without approval of the shareholders. However, without shareholder approval, no amendment will be effective that: (i) materially increases the benefits accruing to participants under the Plan; (ii) increases the aggregate number of shares that may be delivered under the Plan;
(iii) materially modifies the eligibility requirements for participation in the Plan; (iv) amends the requirements of (i)-(iii) of this paragraph; or (v) amends, modifies or deletes the provisions of the Plan relating to stock option grants to Outside Directors. Any amendment, whether with or without shareholder approval, that alters the terms or provisions of an award granted before the amendment (unless the alteration is expressly permitted under the Plan) will be effective only with the consent of the participant to whom the award was granted or the holder currently entitled to exercise it.

     DESIGNATION OF BENEFICIARY. Each participant shall designate a beneficiary to receive, in the event of the participant's death, any rights to which the participant may be entitled under the Plan. Designation of a beneficiary by a participant shall be made in writing and shall be filed with the

Committee. If no such beneficiary is designated or if the beneficiary so designated does not survive the participant, the estate of such participant shall be deemed to be his beneficiary. A participant may, by written notice to the Committee, change his beneficiary designation.

     FEDERAL INCOME TAX CONSEQUENCES.

              INCENTIVE STOCK OPTIONS. If an incentive stock option is granted to a participant in accordance with the terms of the Plan, no income will be recognized by such participant at the time the option is granted.

              Generally, upon exercise of an incentive stock option granted under the Plan, a participant will not recognize any income and the Company will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the participant to the alternative minimum tax. The disposition of shares acquired upon exercise of an incentive stock option under the Plan will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the participant disposes of shares of stock acquired upon exercise of an incentive stock option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the participant will recognize ordinary income, and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the participant on the disqualifying disposition over the fair market value of the shares on the date of exercise of such option will ordinarily constitute capital gain.

              Delivery of shares upon exercise of an incentive stock option granted under the Plan is subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of required withholdings.

              NONQUALIFIED STOCK OPTIONS. A participant who receives a grant of a non-qualified stock option in accordance with the terms of the Plan will recognize income at the time the option is granted unless the option does not have a readily ascertainable fair market value and the grant of the option does not constitute a transfer of the underlying stock.

              Upon exercise of a non-qualified stock option granted under the Plan, a participant will recognize as ordinary income the excess of the fair market value of the shares of stock received on the date of exercise over the option exercise price. Upon the sale of the stock by the participant, the difference between the amount realized in the sale and the fair market value of the stock on the date the option was exercised is generally recognized by the participant as a capital gain or loss. Upon the exercise of the option, the Company receives a deduction equal to the amount included in income by the participant.

              Delivery of shares upon exercise of an incentive stock option granted under the Plan is subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of required withholdings.

              The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to grants of options under the Plan. It is emphasized that, while the Company believes that the foregoing statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements. Also, individual financial situations may vary and state and local taxation may be significant.

     OPTIONS GRANTED UNDER PLAN

     The following table sets forth certain information relating to options to purchase Common Stock granted under the Plan as of December 31, 1999.

                                                                           EXERCISE           NUMBER OF
          NAME AND POSITION                                                PRICE(1)        OPTIONS GRANTED
          -----------------                                              ------------   --------------------
          Daniel M. Bell...........................................           $1.68              850,000
            President and Chief Executive Officer
          Robert E. Baldini........................................            6.86              225,000
            Vice Chairman of the Board of Directors
          David J. Bova............................................            6.90               35,000
            Senior V.P., Research and Development
          Duncan H. Cocroft(2).....................................            9.97              125,000
            Senior V.P. and Chief Administrative Officer
          Frederick A. Sexton......................................            7.66               90,000
            Vice President, Technical Operations
          Executive Group..........................................            3.25            1,200,000
          Non-Executive Director Group.............................            8.66              258,000
          Director Nominees........................................            3.91            1,333,000
          Non-Executive Officer Employee Group.....................            7.29              598,000

          ------------
          (1) Reflects the weighted average exercise price of all options granted to such person or group.
          (2) Mr. Cocroft formerly served as an executive officer of the Company. He resigned from all officer positions effective July 30, 1999.

     ADDRESS FOR ADDITIONAL INFORMATION. Additional information concerning the Plan and its administration by the Committee may be obtained by contacting Kos Pharmaceuticals, Inc., 1001 Brickell Bay Drive, 25th Floor, Miami, Florida, 33131, Attention: President, telephone number (305) 577-3464.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE KOS PHARMACEUTICALS, INC. 1996 STOCK OPTION PLAN.

                                   PROPOSAL 3:

RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, certified public accountants, served as the Company's independent certified public accountants for the year ended December 31, 1999. Arthur Andersen LLP has advised the Company that the firm does not have any direct or indirect financial interest in the Company or its subsidiary, nor has such firm had any such interest in connection with the Company or its subsidiary during the past year, other than in its capacity as the Company's independent certified public accountants. The Board of Directors has appointed Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. Although the Board is not required to do so, it is submitting its selection of the Company's independent certified public accountants for ratification at the Annual Meeting in order to ascertain the views of its shareholders. The Board will not be bound by the vote of the shareholders; however, if the selection is not ratified, the Board would reconsider its selection. Representatives of Arthur Andersen LLP may be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                  ANNUAL REPORT

     The Company's 1999 Annual Report to Shareholders, including financial statements for the year ended December 31, 1999, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the Securities and Exchange Commission. Additional copies of such report are available upon request. To obtain such additional copies, please contact the Company's Investor Relations Department at (305) 523-3620.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the Proxy Statement for action at the 2001 Annual Meeting of Shareholders must comply with the Company's Bylaws and the rules and regulations of the Securities and Exchange Commission then in effect. Such proposal must have been mailed to the Company at its offices at 1001 Brickell Bay Drive, 25th Floor, Miami, Florida 33131, Attention: Secretary, and must be received by the Company before November 15, 2000.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                           KOS PHARMACEUTICALS, INC.

                                 APRIL 11, 2000

                Please Detach and Mail in the Envelope Provided

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                                  WITHHOLD
                           FOR                   AUTHORITY
                      all nominees       to vote for all nominees         NOMINEES:
                     listed at right          listed at right             1. Michael Jaharis          [ ]
PROPOSAL 1:                                                               2. Daniel M. Bell           [ ]
  ELECTION OF              [ ]                       [ ]                  3. Robert E. Baldini        [ ]
  DIRECTORS                                                               4. John Brademas, Ph.D.     [ ]
                                                                          5. Steven Jaharis, M.D.     [ ]
                                                                          6. Louis C. Lasagna, M.D.   [ ]
                                                                          7. Mark Novitch, M.D.       [ ]
                                                                          8. Frederick B. Whittemore  [ ]

PROPOSAL 2: APPROVE THE AMENDMENT TO THE KOS            FOR    AGAINST   ABSTAIN
 PHARMACEUTICALS, INC. 1996 STOCK OPTION PLAN.          [ ]      [ ]       [ ]

PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ARTHUR
  ANDERSEN LLP AS INDEPENDENT AUDITORS.                 [ ]      [ ]       [ ]

Should any nominee decline or be unable to accept such nomination to serve as a director, an event that the Company does not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the Board of Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

                   Please check here if you expect to attend       [ ]
                   the Annual Meeting of Shareholders.

SIGNATURES: _______________________ ________________________ Date: _____________
NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signature is by a corporation, sign the full company name by a duly authorized officer.